United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 14, 2026

Date of Report (Date of earliest event reported)

AMBOW EDUCATION HOLDING LTD.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-34824	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10080 N. Wolfe RD, Suite SW3-200, Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 684-8954

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares (one American depositary share representing twenty Class A Ordinary Shares, par value $0.003 per share) **	AMBO	NYSE American LLC
Class A Ordinary Shares, par value $0.003 per share*		NYSE American LLC

*	Not for trading, but only in connection with the listing on the NYSE American

**	Effective on February 20, 2024, the ratio of ADSs to our Class A Ordinary Shares was changed from one ADS representing two Class A Ordinary Shares to one ADS representing twenty Class A Ordinary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 14, 2026, Ambow Education Holding Ltd. (the “Company”) issued a press release announcing its unaudited financial and operating results for the six-month and three-month periods ended June 30, 2026. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

As provided in General Instruction B.2 of SEC Form 8-K, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibits

99.1	Press Release of Ambow Education Holding Ltd., dated August 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBOW EDUCATION HOLDING LTD.

August 14, 2026	By:	/s/ Jin Huang
Jin Huang
Chief Executive Officer

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